Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-217453) of Comstock Resources, Inc.,(2)Registration Statement (Form S-8 No. 333-214945) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan,(3)Registration Statement (Form S-8 No. 033-88962) pertaining to the Comstock Resources, Inc. 401(k) Profit Sharing Plan,(4)Registration Statement (Form S-8 No. 333-207180) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan,(5)Registration Statement (Form S-8 No. 333-159332) pertaining to the Comstock Resources, Inc. 2009 Long-Term Incentive Plan,(6)Registration Statement (Form S-3 No. 333-228311) of Comstock Resources, Inc. shares,(7)Registration Statement (Form S-8) No. 333-231934) pertaining to the Comstock Resources, Inc. 2019 Long-Term Incentive Plan; and(8)Registration Statement (Form S-3 No. 333-232924) of Comstock Resources, Inc. shares;

of the reference of our firm and to the reserve estimates as of December 31, 2018 and our report thereon in the Annual Report on Form 10-K for the year ended December 31, 2018 of Comstock Resources, Inc. and subsidiaries, filed with the Securities and Exchange Commission on March 1, 2019.

/s/ Lee Keeling and Associates, Inc.
Tulsa, Oklahoma
November 13, 2019